Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Mauricio Lopez-Hodoyan
Vice President, Investor Relations
Phone: 1-858-658-4813 | e-mail: ir@qualcomm.com
Qualcomm Announces Fourth Quarter and Fiscal 2020 Results
Fourth Quarter EPS: GAAP $2.58, Non-GAAP $1.45
Fiscal 2020 Revenues: GAAP $23.5 billion, Non-GAAP $21.7 billion
Fiscal 2020 EPS: GAAP $4.52, Non-GAAP $4.19
—Record Quarterly EPS Exceeded High End of Guidance Range—
SAN DIEGO - November 4, 2020 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal fourth quarter and year ended September 27, 2020.
“Our fiscal fourth quarter results demonstrate that our investments in 5G are coming to fruition and showing benefits in our licensing and product businesses,” said Steve Mollenkopf, CEO of Qualcomm Incorporated. “We concluded the year with exceptional fourth quarter results and are well positioned for growth in 2021 and beyond. As the pace of disruption in wireless technology accelerates, we will continue to drive growth and scale across our RF front-end, Automotive and IoT adjacencies.”

Fourth Quarter Results 1, 2

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q4 Fiscal 2020	Q4 Fiscal 2019	Change	Q4 Fiscal 2020	Q4 Fiscal 2019	Change
Revenues	$8,346	$4,814	+73%	$6,502	$4,804	+35%
Earnings before taxes (EBT)	$3,306	$615	N/M	$1,862	$1,049	+78%
Net income	$2,960	$506	N/M	$1,669	$947	+76%
Diluted earnings per share (EPS)	$2.58	$0.42	N/M	$1.45	$0.78	+86%

Fiscal 2020 Results 2, 3, 4

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Fiscal 2020	Fiscal 2019	Change	Fiscal 2020	Fiscal 2019	Change
Revenues	$23,531	$24,273	(3%)	$21,654	$19,398	+12%
EBT	$5,719	$7,481	(24%)	$5,484	$4,285	+28%
Net income	$5,198	$4,386	+19%	$4,816	$4,323	+11%
EPS	$4.52	$3.59	+26%	$4.19	$3.54	+18%
(1) Discussion regarding our use of Non-GAAP financial measures and reconciliations between GAAP and Non-GAAP results is included at the end of this news release.
(2) Fourth quarter and fiscal 2020 GAAP results included $1.8 billion, or $1.37 per share, resulting from the settlement agreement with Huawei and royalties for sales made in the March 2020 and June 2020 quarters under the new global patent license agreement with Huawei. GAAP and Non-GAAP results for the fourth quarter and fiscal 2020 included an estimate of royalties due from Huawei for sales made in the September 2020 quarter under the new global patent license agreement. GAAP and Non-GAAP results in fiscal 2019 included $450 million of royalties due under a second interim agreement with Huawei that concluded in the third quarter of fiscal 2019. We did not record any revenues in the fourth quarter of fiscal 2019 or the first three quarters of fiscal 2020 for royalties due on the sales of Huawei’s consumer wireless products.
(3) Fiscal 2019 GAAP results included $4.7 billion, or $3.23 per share, resulting from the settlement with Apple and its contract manufacturers in April 2019. GAAP and Non-GAAP results for fiscal 2020 and the second half of fiscal 2019 included royalties from Apple and its contract manufactures. Revenues in the first six months of fiscal 2019 did not include royalties from sales of Apple or other products by Apple’s contract manufacturers.
(4) Fiscal 2019 GAAP results included a $2.5 billion tax expense, or ($2.01) per share, due to the derecognition of a deferred tax asset as a result of an agreement with the Internal Revenue Service under which we forwent the federal tax basis step-up in certain distributed intellectual property. Fiscal 2019 results included a $570 million tax benefit, or $0.47 per share, for GAAP and a $552 million tax benefit, or $0.45 per share, for Non-GAAP relating to certain tax elections made in the first quarter of fiscal 2019.
N/M: Not meaningful

Qualcomm Announces Fourth Quarter and Fiscal 2020 Results	Page 2 of 10

Segment Results
Fourth Quarter

	QCT			QTL
(in millions, except percentages)	Q4 Fiscal 2020	Q4 Fiscal 2019	Change	Q4 Fiscal 2020	Q4 Fiscal 2019	Change
Revenues	$4,967	$3,611	+38%	$1,507	$1,158	+30%
EBT	$1,015	$499	+103%	$1,107	$792	+40%
EBT as % of revenues	20%	14%	+6 points	73%	68%	+5 points
MSMTM chip shipments	162	152	+7%

Fiscal 2020

	QCT			QTL
(in millions, except percentages)	Fiscal 2020	Fiscal 2019	Change	Fiscal 2020	Fiscal 2019	Change
Revenues	$16,493	$14,639	+13%	$5,028	$4,591	+10%
EBT	$2,763	$2,143	+29%	$3,442	$2,954	+17%
EBT as % of revenues	17%	15%	+2 points	68%	64%	+4 points
MSMTM chip shipments	575	650	(12%)

Return of Capital to Stockholders
The following table summarizes stock repurchases, before commissions, and dividends paid during the fourth quarter and fiscal 2020:

	Stock Repurchases		Dividends		Total Amount
(in millions, except per share data)	Shares	Amount	Per Share	Amount
Q4 fiscal 2020	—	—	$0.65	$734	$734
Fiscal 2020	31	$2,450	$2.54	$2,882	$5,332

Qualcomm Announces Fourth Quarter and Fiscal 2020 Results	Page 3 of 10
Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent annual report on file with the Securities and Exchange Commission (SEC) provides a more complete description of our risks.

Starting with our fourth quarter and fiscal 2020 results, we will provide a revenue breakout by Handsets, RF front-end, Automotive and IoT for the QCT segment. Beginning in fiscal 2021, we will no longer provide MSM chip shipment guidance or actual results. Additional information is available on our website in our QCT Revenue Streams supplement.

The following table summarizes GAAP and Non-GAAP guidance based on the current outlook.

Current Guidance Q1 FY21 Estimates[1]
Revenues	$7.8B - $8.6B
GAAP diluted EPS	$1.67 - $1.87
Less diluted EPS attributable to QSI	$—
Less diluted EPS attributable to share-based compensation	($0.24)
Less diluted EPS attributable to other items[2]	($0.04)
Non-GAAP diluted EPS	$1.95 - $2.15
Other Information
QCT revenues	$6.2B - $6.8B
QTL revenues	$1.6B - $1.8B

(1) Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as certain investments, derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain; however, actual results may differ materially from the outlook.
(2) Our guidance for diluted EPS attributable to other items for the first quarter of fiscal 2021 is primarily attributable to acquisition-related items.

Qualcomm Announces Fourth Quarter and Fiscal 2020 Results	Page 4 of 10
Conference Call
Qualcomm’s fiscal fourth quarter 2020 earnings conference call will be broadcast live on November 4, 2020, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to our financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at http://investor.qualcomm.com/ immediately prior to the commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use reservation number 13711766.

About Qualcomm
Qualcomm is the world’s leading wireless technology innovator and the driving force behind the development, launch and expansion of 5G.  When we connected the phone to the internet, the mobile revolution was born. Today, our foundational technologies enable the mobile ecosystem and are found in every 3G, 4G and 5G smartphone.  We bring the benefits of mobile to new industries, including automotive, the internet of things and computing, and are leading the way to a world where everything and everyone can communicate and interact seamlessly.

Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering, research and development functions and substantially all of our products and services businesses, including our QCT semiconductor business.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding our fiscal fourth quarter results demonstrating that our investments in 5G are coming to fruition and showing benefits in our licensing and product businesses; our being well positioned for growth in 2021 and beyond; the pace of disruption in wireless technology accelerating and our continuing to drive growth and scale across our RF front-end, Automotive and IoT adjacencies; our business outlook; and our estimates and guidance related to revenues and earnings per share. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to the impact of the COVID-19 pandemic, and government policies and other measures being taken to limit its spread, on business and consumer confidence, on demand for smartphones and other consumer devices sold by our customers or licensees which incorporate our integrated circuit products and/or our intellectual property, and on the global wireless supply chain, transportation and distribution networks, and workforces. Actual results may also differ materially from those referred to in the forward-looking statements due to, among other factors: our customers’ and licensees’ sales of products and services based on CDMA, OFDMA and other communications technologies, including 5G, and our customers’ demand for our products based on these technologies; competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively; our dependence on a small number of customers and licensees, and particularly from their sale of premium-tier devices; our customers’ vertically integrating; a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions; efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property and other attacks on our licensing business model, including current and future legal proceedings and governmental investigations and proceedings, including potential adverse outcomes relating to the Federal Trade Commission lawsuit against us, and actions of quasi-governmental bodies and standards and industry organizations; potential changes in our patent licensing practices, whether due to governmental investigations, private legal proceedings challenging those practices, or otherwise; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring; our dependence on a limited number of third-party suppliers; risks associated with the operation and control of our manufacturing facilities; our ability to extend our technologies and products into new and expanded product areas and adjacent industry segments and applications beyond mobile; our strategic acquisitions, transactions and investments, and our ability to consummate strategic acquisitions; security breaches of our information technology systems, or other misappropriation of our technology, intellectual property or other proprietary or confidential information; difficulties in enforcing and protecting our intellectual property rights; claims by third parties that we infringe their intellectual property; our use of open source software; our ability to attract and retain qualified employees; failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions, or our stock price and earnings volatility; our ability to comply with laws, regulations, policies and standards; our indebtedness; and potential tax liabilities. These and other risks are set forth in our Annual Report on Form 10-K for the fiscal year ended September 27, 2020 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
###
Qualcomm and MSM are trademarks or registered trademarks of Qualcomm Incorporated. Other products and brand names may be trademarks or registered trademarks of their respective owners.

MSM is a product of Qualcomm Technologies, Inc.

Qualcomm Announces Fourth Quarter and Fiscal 2020 Results	Page 5 of 10

QUALCOMM Incorporated
CONSOLIDATED BALANCE SHEETS
(In millions, except par value amounts)
(Unaudited)

	September 27, 2020	September 29, 2019
ASSETS
Current assets:
Cash and cash equivalents	$6,707	$11,839
Marketable securities	4,507	421
Accounts receivable, net	4,003	2,471
Inventories	2,598	1,400
Other current assets	704	634
Total current assets	18,519	16,765
Deferred tax assets	1,351	1,196
Property, plant and equipment, net	3,711	3,081
Goodwill	6,323	6,282
Other intangible assets, net	1,653	2,172
Other assets	4,037	3,461
Total assets	$35,594	$32,957

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$2,248	$1,368
Payroll and other benefits related liabilities	1,053	1,048
Unearned revenues	568	565
Short-term debt	500	2,496
Other current liabilities	4,303	3,458
Total current liabilities	8,672	8,935
Unearned revenues	761	1,160
Income taxes payable	1,872	2,088
Long-term debt	15,226	13,437
Other liabilities	2,986	2,428
Total liabilities	29,517	28,048

Stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,131 and 1,145 shares issued and outstanding, respectively	586	343
Retained earnings	5,284	4,466
Accumulated other comprehensive income	207	100
Total stockholders’ equity	6,077	4,909
Total liabilities and stockholders’ equity	$35,594	$32,957

Qualcomm Announces Fourth Quarter and Fiscal 2020 Results	Page 6 of 10

QUALCOMM Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Revenues:
Equipment and services	$4,921	$3,573	$16,298	$14,611
Licensing	3,425	1,241	7,233	9,662
Total revenues	8,346	4,814	23,531	24,273
Costs and expenses:
Cost of revenues	2,766	2,118	9,255	8,599
Research and development	1,583	1,441	5,975	5,398
Selling, general and administrative	551	548	2,074	2,195
Other	(6)	6	(28)	414
Total costs and expenses	4,894	4,113	17,276	16,606
Operating income	3,452	701	6,255	7,667
Interest expense	(166)	(150)	(602)	(627)
Investment and other income, net	20	64	66	441
Income before income taxes	3,306	615	5,719	7,481
Income tax expense	(346)	(109)	(521)	(3,095)
Net income	$2,960	$506	$5,198	$4,386

Basic earnings per share	$2.62	$0.42	$4.58	$3.63
Diluted earnings per share	$2.58	$0.42	$4.52	$3.59
Shares used in per share calculations:
Basic	1,130	1,197	1,135	1,210
Diluted	1,148	1,211	1,149	1,220

Qualcomm Announces Fourth Quarter and Fiscal 2020 Results	Page 7 of 10

QUALCOMM Incorporated
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Operating Activities:
Net income	$2,960	$506	$5,198	$4,386
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	339	350	1,393	1,401
Income tax provision in excess of (less than) income tax payments	150	(230)	(309)	1,976
Share-based compensation expense	313	339	1,212	1,037
Net gains on marketable securities and other investments	(67)	(16)	(336)	(356)
Indefinite and long-lived asset impairment charges	—	—	—	203
Impairment losses on marketable securities and other investments	57	24	405	135
Other items, net	(35)	(65)	(142)	(272)
Changes in assets and liabilities:
Accounts receivable, net	(2,151)	(78)	(1,529)	1,373
Inventories	(219)	368	(1,157)	273
Other assets	29	63	(110)	78
Trade accounts payable	162	(176)	907	(443)
Payroll, benefits and other liabilities	251	158	528	(2,376)
Unearned revenues	(48)	(16)	(246)	(129)
Net cash provided by operating activities	1,741	1,227	5,814	7,286
Investing Activities:
Capital expenditures	(348)	(317)	(1,407)	(887)
Purchases of debt and equity marketable securities	(1,365)	—	(6,213)	—
Proceeds from sales and maturities of debt and equity marketable securities	1,388	24	2,399	198
Acquisitions and other investments, net of cash acquired	(26)	(67)	(185)	(252)
Proceeds from other investments	42	23	100	68
Other items, net	(29)	—	43	67
Net cash used by investing activities	(338)	(337)	(5,263)	(806)
Financing Activities:
Proceeds from short-term debt	562	1,181	2,848	5,989
Repayment of short-term debt	(561)	(1,679)	(2,846)	(6,492)
Proceeds from long-term debt	—	—	1,988	—
Repayment of long-term debt	(219)	—	(2,219)	—
Proceeds from issuance of common stock	153	150	329	414
Repurchases and retirements of common stock	—	(705)	(2,450)	(1,793)
Dividends paid	(734)	(711)	(2,882)	(2,968)
Payments of tax withholdings related to vesting of share-based awards	(18)	(41)	(344)	(266)
Payment of purchase consideration related to RF360 Holdings	(6)	(1,119)	(55)	(1,163)
Other items, net	(13)	(16)	(76)	(107)
Net cash used by financing activities	(836)	(2,940)	(5,707)	(6,386)
Effect of exchange rate changes on cash and cash equivalents	20	(34)	24	(32)
Net increase (decrease) in total cash and cash equivalents	587	(2,084)	(5,132)	62
Total cash and cash equivalents at beginning of period	6,120	13,923	11,839	11,777
Total cash and cash equivalents at end of period	$6,707	$11,839	$6,707	$11,839

Qualcomm Announces Fourth Quarter and Fiscal 2020 Results	Page 8 of 10

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial measures presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, our Non-GAAP financial measures might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP financial measures are presented herein.

We use Non-GAAP financial information: (i) to evaluate, assess and benchmark our operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of our ongoing core operating businesses, including our QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by us include revenues, cost of revenues, research and development (R&D) expenses, selling, general and administrative (SG&A) expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. We are able to assess what we believe is a more meaningful and comparable set of financial performance measures by using Non-GAAP information. In addition, the HR and Compensation Committee of the Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. We present Non-GAAP financial information to provide greater transparency to investors with respect to our use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating our business and assessing trends and future expectations.

Non-GAAP information excludes our QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items.
•QSI is excluded because we expect to exit our strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed as unrelated to our operational performance.
•Share-based compensation expense primarily relates to restricted stock units. We believe that excluding non-cash share-based compensation from the Non-GAAP financial information allows us and investors to make additional comparisons of the operating activities of our ongoing core businesses over time and with respect to other companies.
•Certain other items are excluded because we view such items as unrelated to the operating activities of our ongoing core businesses, as follows:
◦Acquisition-related items include amortization of acquisition-related intangible assets, substantially all of which relate to the amortization of technology-based intangible assets that is recorded in cost of revenues and will recur in future periods until the related intangible assets have been fully amortized. We view acquisition-related intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. Acquisition-related intangible assets contribute to revenue generation that has not been excluded from our Non-GAAP financial information. Acquisition-related items also include recognition of the step-up of inventories and property, plant and equipment to fair value and the related tax effects of acquisition-related items, as well as any effects from restructuring the ownership of such acquired assets. Additionally, we exclude third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition.
◦We exclude certain other items that we view as unrelated to our ongoing businesses, such as major restructuring and restructuring-related costs, goodwill and indefinite- and long-lived asset impairments and awards, settlements and/or damages arising from legal or regulatory matters. Beginning in the second quarter of fiscal 2020, we exclude gains and losses driven by the revaluation of our deferred compensation plan liabilities recognized in operating expenses and the offsetting gains and losses on the related plan assets recognized in investment and other income. Amounts prior to the second quarter of fiscal 2020, which were not material, continue to be included in Non-GAAP results.
◦Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of our ongoing Non-GAAP tax rate and after-tax earnings.

Qualcomm Announces Fourth Quarter and Fiscal 2020 Results	Page 9 of 10
Reconciliations of GAAP Results to Non-GAAP Results

(in millions, except per share data and percentages)	GAAP to Non-GAAP Reconciliation					Non-GAAP Supplemental Information
	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[2,3]	Non-GAAP Results	QCT	QTL	Non-GAAP Reconciling Items[4]
Q4 FISCAL 2020
Revenues	$8,346	$3	$—	$1,841	$6,502	$4,967	$1,507	$28
Operating income (loss)	3,452	(1)	(313)	1,740	2,026
EBT	3,306	47	(313)	1,710	1,862	1,015	1,107	(260)
EBT as % of revenues	40%				29%
Net income (loss)	2,960	28	(252)	1,515	1,669
Diluted EPS	$2.58	$0.02	($0.22)	$1.32	$1.45
Diluted shares	1,148	1,148	1,148	1,148	1,148
Q4 FISCAL 2019
Revenues	$4,814	$10	$—	$—	$4,804	$3,611	$1,158	$35
Operating income (loss)	701	3	(339)	(100)	1,137
EBT	615	7	(339)	(102)	1,049	499	792	(242)
EBT as % of revenues	13%				22%
Net income (loss)	506	5	(282)	(164)	947
Diluted EPS	$0.42	$0.00	($0.23)	($0.14)	$0.78
Diluted shares	1,211	1,211	1,211	1,211	1,211
FISCAL 2020[1]
Revenues	$23,531	$36	$—	$1,841	$21,654	$16,493	$5,028	$133
Operating income (loss)	6,255	13	(1,212)	1,522	5,932
EBT	5,719	(11)	(1,212)	1,458	5,484	2,763	3,442	(721)
EBT as % of revenues	24%				25%
Net income (loss)	5,198	(3)	(974)	1,359	4,816
Diluted EPS	$4.52	$0.00	($0.85)	$1.18	$4.19
Diluted shares	1,149	1,149	1,149	1,149	1,149
FISCAL 2019
Revenues	$24,273	$152	$—	$4,723	$19,398	$14,639	$4,591	$168
Operating income (loss)	7,667	113	(1,037)	3,891	4,700
EBT	7,481	344	(1,037)	3,889	4,285	2,143	2,954	(812)
EBT as % of revenues	31%				22%
Net income (loss)	4,386	271	(853)	645	4,323
Diluted EPS	$3.59	$0.22	($0.70)	$0.53	$3.54
Diluted shares	1,220	1,220	1,220	1,220	1,220

(1) The rapid, global spread of COVID-19 negatively impacted consumer demand for devices that incorporate our products and intellectual property, which negatively impacted our GAAP and Non-GAAP results in fiscal 2020.
(2) In the fourth quarter and fiscal 2020, other items excluded from Non-GAAP revenues were comprised of revenues related to the amounts due from Huawei under the settlement agreement and royalties due for sales made in the March 2020 and June 2020 quarters under the new global patent license agreement, which were not allocated to our segment results.
(3) Further details of amounts included in the “Other Items” column for the current period are included in the “Supplemental Information and Reconciliations” section herein. Details of amounts included in the “Other Items” column for the prior period are included in the news release for that period.
(4) Non-GAAP reconciling items related to revenues consisted primarily of nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to EBT consisted primarily of certain R&D expenses, SG&A expenses, other expenses or income, interest expense and certain investment income that are not allocated to segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.
Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2020 Results	Page 10 of 10

Q4 FISCAL 2020 Supplemental Information and Reconciliations
($ in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$2,766	$1	$9	$68	$2,688
Research and development expenses	1,583	—	226	15	1,342
Selling, general and administrative expenses	551	3	78	24	446
Other income	(6)	—	—	(6)	—
Interest expense	166	—	—	7	159
Investment and other income (expense), net	20	48	—	(23)	(5)
Income tax expense (benefit)	346	19	(61)	195	193

(1) Other items excluded from Non-GAAP results included $74 million of acquisition-related charges, $54 million of non-marketable investment impairments, $7 million of interest expense related to the 2018 and 2019 European Commission fines and $2 million of charges related to restructuring-related activities, partially offset by a $6 million gain related to a favorable legal settlement. Other items excluded from Non-GAAP results also included $31 million of losses driven by the revaluation of our deferred compensation plan liabilities, which increased operating expenses, offset by corresponding $31 million of gains driven by the revaluation of the associated plan assets, which were included within investment and other income, net.
(2) At fiscal year end, the quarterly tax provision for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column. Tax expense in the “Other Items” column included a $266 million charge from the combined effect of other items in EBT and a $25 million charge related to the issuance of final foreign-derived intangible income regulations, partially offset by a $61 million tax benefit from tax incentives in a foreign jurisdiction, $26 million of foreign currency gains related to a noncurrent receivable resulting from our refund claim of Korean withholding taxes paid in prior periods and a $9 million tax benefit for the tax effect of acquisition-related charges.

FISCAL 2020 Supplemental Information and Reconciliations
($ in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$9,255	$10	$34	$305	$8,906
Research and development expenses	5,975	—	872	8	5,095
Selling, general and administrative expenses	2,074	13	306	34	1,721
Other income	(28)	—	—	(28)	—
Interest expense	602	—	—	27	575
Investment and other income (expense), net	66	(24)	—	(37)	127
Income tax expense (benefit)	521	(8)	(238)	99	668

(1) Other items excluded from Non-GAAP results included $329 million of acquisition-related charges, $54 million of non-marketable investment impairments, $26 million of interest expense related to the 2018 and 2019 European Commission fines and $2 million of charges related to restructuring-related activities, partially offset by a $28 million gain related to a favorable legal settlement. Other items excluded from Non-GAAP results also included $17 million of losses driven by the revaluation of our deferred compensation plan liabilities, which increased operating expenses, offset by corresponding $17 million of gains driven by the revaluation of the associated plan assets, which were included within investment and other income, net.
(2) The tax expense in the “Other Items” column included a $267 million charge from the combined effect of other items in EBT, a $25 million charge related to the issuance of final foreign-derived intangible income regulations, a $13 million charge related to a change in prior period tax rate of a foreign jurisdiction and an $11 million charge related to a foreign tax audit, partially offset by a $61 million tax benefit from tax incentives in a foreign jurisdiction, a $57 million tax benefit from the release of a valuation allowance, a $46 million tax benefit for the tax effect of acquisition-related charges, $32 million of foreign currency gains related to a noncurrent receivable resulting from our refund claim of Korea withholding taxes paid in prior periods and a $21 million tax benefit related to a prior year.